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                                                                   EXHIBIT 10.06

                    THIRD AMENDMENT TO STANDARD OFFICE LEASE

    THIS THIRD AMENDMENT TO STANDARD OFFICE LEASE (the "Amendment") is entered into as of this 1st day of December 1994, by and between JS BAY CENTER
ASSOCIATES,   a  California   limited  partnership,  successor   to  Bay  Center
Associates, a California limited partnership ("Landlord") and CHIRON CORPORATION, a Delaware corporation ("Tenant").

                                R E C I T A L S:

    This   Amendment   is  made   and  delivered   upon  the   following  facts,
understandings and intentions of the parties. Terms used in these Recitals are defined elsewhere in this Amendment.

    A. Landlord and Tenant are the Landlord and Tenant, respectively, under that certain Standard Office Lease, dated June 5, 1987, as amended by that certain First Amendment to Standard Office Lease (the "First Amendment"), dated February 4, 1988, and as further amended by that certain Second Amendment to Standard Office Lease (the "Second Amendment"), dated September 18, 1992, by which Landlord demises to Tenant that certain building commonly known as 6455 Christie Avenue, Emeryville, California, more particularly described therein. Said Standard Office Lease, as so amended, shall hereinafter be referred to as the "Lease".

    B. Landlord and Tenant now agree to further modify the Lease in order to extend the Term, establish a new rental rate (and provide for a future adjustment thereto), and make certain changes with respect to Operating Expenses and the payment by Tenant of Tenant's Share thereof, all as more particularly hereinafter set forth.

    NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in the Lease and hereinbelow in this Amendment, and for other good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant do hereby agree as follows:

    1. DEFINITIONS. Terms defined in the Lease, when used in this Amendment, shall have the same meaning as set forth in the Lease.

    2.   MODIFICATION OF  BASIC LEASE INFORMATION.   The Basic Lease Information
attached to and incorporated into the Lease is hereby amended in certain respects as follows:

    2.1 TERM. The Term is hereby changed to a period of thirteen (13) years and sixteen (16) days ending on September 30, 2000.

    2.2 ANNUAL BASE RENT AND MONTHLY BASE RENT. The provision specifying the Annual Base Rent and the Monthly Base Rent are hereby modified by the addition thereto of the following:

    "The Annual Base Rent for each lease year beginning on September 15, 1992 and continuing through December 31, 1994 shall be One Million Seven Hundred Seventy-Eight Thousand Nine Hundred Thirty-Eight and 20/100 Dollars ($1,778,938.20) (prorated for partial years); the Monthly Base Rent for each month during said period shall be One Hundred Forty-Eight Thousand Two Hundred Forty-Four and 85/100 Dollars ($148,244.85).

    The Annual Base Rent for each lease year beginning on January 1, 1995 and continuing through December 31, 1997 shall be One Million Four Hundred Forty Thousand Dollars $1,440,000.00); the Monthly Base Rent for each month during said period shall be One Hundred Twenty Thousand Dollars ($120,000.00)."
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    2.3   RENT ESCALATIONS.  The  reference specified therein is hereby modified so as to read in its entirety as follows:

    "as set forth in Lease Rider 32 (and in Article 4.01 of the Lease (each as modified by the Third Amendment to Standard Office Lease)"

    2.4   OPTION  TO RENEW.   The  option to  renew specified  therein is hereby
nullified and deleted and replaced with the word "None".

    3. MODIFICATION OF ARTICLE 3.01 (COMMENCEMENT OF TERM). Article 3.01 of the Lease is hereby amended so as to read in its entirety as follows:

    "The  Term shall be  for a period  equal to thirteen  (13) years and sixteen
    (16) days commencing on the Term Commencement Date as defined in Rider 29."

    4. MODIFICATION OF ARTICLE 4.01 (BASE RENT). Article 4.01 of the Lease is hereby amended by adding thereto between the first and second grammatical sentences thereof of the following:

    "Notwithstanding the foregoing, the Base Rent for each lease year beginning on September 15, 1992 and continuing through December 31, 1994 shall be One Million Seven Hundred Seventy-Eight Thousand Nine Hundred Thirty-Eight and 20/100 Dollars ($1,778,938.20) (prorated for partial years) payable in equal monthly installments of One Hundred Forth-Eight Thousand Two Hundred Forty-Four and 85/100 Dollars ($148,244.85). The Base Rent for each lease year beginning on January 1, 1995 and continuing through December 31, 1997 shall be the sum of One Million Four Hundred Forty Thousand Dollars ($1,400,000.00) payable in equal monthly installments of One Hundred Twenty Thousand Dollars ($120,000.00). The Base Rent for each lease year during the period January 1, 1998 through September 30, 2000 shall be determined as follows: the Consumer Price Index (All Urban Consumers) (Base Year 1982-1984 = 100) for the San Francisco-Oakland-San Jose CMSA published by the United States Department of Labor, Bureau of Labor Statistics (the "Index") which is published most immediately preceding January 1, 1998 (the "Extension Index") shall be compared with the Index published most immediately preceding January 1, 1995 (the "Beginning Index"). If the Extension Index has increased over the Beginning Index, the Base Rent payable during each lease year during the period January 1, 1998 through September 30, 2000 shall be determined by multiplying the Base Rent payable for each lease year during the period January 1, 1995 through December 31, 1997 by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index; provided, however, that in no event will the Base Rent for each lease year during the period January 1, 1998 through September 30, 2000 be less than one hundred nine percent (109%) nor greater than one hundred fifteen percent (115%) of the Base Rent for each lease year during the period January 1, 1995 through December 31, 1997. If the Extension Index is smaller than the Beginning Index, the Base Rent for each lease year during the period January 1, 1998 through September 30, 2000 shall be an amount equal to one hundred nine percent (109%) of the Base Rent for each lease year during the period January 1, 1995 through December 31, 1997. As soon as the Base Rent for each lease year during the period January 1, 1998 through September 30, 2000 is determined, Landlord shall give Tenant written notice of the amount thereof. The Base Rent for each lease year during the period January 1, 1998 through September 30, 2000 shall be payable in equal monthly installments each in the amount of one-twelfth (1/12) of the Base Rent.

    If the Index is changed so that the Base Year differs from that used as of October 1, 1994, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised prior to January 1, 1998, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. In no
    event,  however,   will  the   Base  Rent   for  each   lease  year   during
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    the  period January 1, 1998 through September  30, 2000 be increased by less than nine percent (9%) or more than fifteen percent (15%) over the Base Year for each lease year during the period January 1, 1995 through December 31, 1997."

    5. NULLIFICATION OF LEASE RIDER 2 (EXTENSION OPTION). Paragraph 2 of the Lease Rider (i.e., Lease Rider 2) is hereby nullified and deleted. Tenant shall have no option to extend the Term.

    6. MODIFICATION OF LEASE RIDER 11 (LIMITATIONS ON OPERATING EXPENSES). Paragraph 11 of the Lease Rider (i.e., Lease Rider 11) is hereby modified by modifying Subparagraph (x) thereof so as to read in its entirety as follows:

    "(x.) The cost of utilities which, at Landlord's election, are separately metered and which Tenant pays directly to the utility provider (including, without limitation, gas, electricity and the water furnished to Tenant for use in its laboratories in the Premises, but not including domestic water furnished to the Premises the cost of which shall be included in Operating Expenses); and, from and after January 1, 1995, any cost for maintenance, repair or replacement of the heating, ventilation and air conditioning equipment and any cost of janitorial services or janitorial supplies for the Premises (other than the periodic washing of the exterior windows of the Premises)."

    7. MODIFICATION OF LEASE RIDER 16 (UTILITIES). Paragraph 16 of the Lease Rider (i.e., Lease Rider 16) is hereby amended by the addition thereto of the following at the end of the existing text:

    "Notwithstanding the foregoing, commencing on January 1, 1995 and continuing thereafter through the balance of the Term, Landlord shall not be required to pay to Tenant the Landlord's Portion or any other amount whatsoever of or toward the charges for gas and electricity furnished to and used by Tenant in the Premises; and Tenant shall be solely responsible for payment of all such charges when due. Water furnished to Tenant for use in its laboratories in the Premises (but not water furnished to Tenant for domestic purposes) shall also be separately metered and put in Tenant's name and Tenant agrees to pay when due all costs for such water directly to the water provider."

    8. MODIFICATION OF LEASE RIDER 23 (TENANT'S RIGHT TO PROVIDE JANITORIAL SERVICE). Paragraph 23 of the Lease Rider (i.e., Lease Rider 23) is hereby amended by the addition thereto of the following at the end of the existing text:

    "Notwithstanding the foregoing, commencing on January 1 1995 and continuing thereafter through the balance of the Term, Tenant shall, at its sole cost and expense, provide its own janitorial services and janitorial supplies for the Premises; and Landlord shall have no obligation to pay or reimburse any sum or amount to Tenant as compensation for Tenant's taking over the janitorial services responsibility for the Premises."

    9. MODIFICATION OF LEASE RIDER 30 (ADJUSTMENTS). Paragraph 30 of the Lease Rider (i.e., Lease Rider 30) is hereby amended by the addition thereto of the following at the end of the existing text:

    "Notwithstanding the foregoing, for purposes of computing Tenant's Share of Operating Expenses for and during the period commencing on January 1, 1995 and continuing thereafter through September 30, 1995, the Base Year Operating Expenses shall be deemed to be Two Hundred Twenty-Five Thousand Seven Hundred Eighty-Eight Dollars ($225,788.00) reflect the fact that the period January 1, 1995 through September 30, 1995 is a partial calendar year]. For the purpose of computing Tenant's Share of Operating Expenses from and after October 1, 1995 and continuing thereafter through the balance of the Term, the Base Year shall be the twelve (12) month period commencing on October 1, 1994 and ending on September 30, 1995."
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    10.      MODIFICATION   OF   PARAGRAPH   9   OF   FIRST   AMENDMENT    (HVAC
MAINTENANCE).   Paragraph  9 of  the First  Amendment is  hereby amended  by the addition thereto of the following at the end of the existing text:

    "Notwithstanding the foregoing, commencing on January 1, 1995 and continuing thereafter through the balance of the Term, Landlord shall not be required to pay to Tenant the Landlord's Portion or any other amount whatsoever of or toward the HVAC maintenance charges (or any charges for the repair or replacement of the HVAC equipment; and Tenant shall be solely responsible for payment of all of the HVAC maintenance charges and of any charges for the repair and/or replacement of the HVAC equipment."

    11. EFFECTIVE DATE. The effective date of this Amendment shall be the date first hereinabove set forth.

    12. RATIFICATION; RESOLUTION OF CONFLICT. Except as expressly modified hereinabove, the Lease is hereby ratified and confirmed in all respects. In the event of any conflict or inconsistency between any provision contained in this Amendment and any provision or provisions contained in the Lease, the provision contained in this Amendment shall govern and prevail.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first hereinabove set forth.

LANDLORD:                                 JS BAY CENTER ASSOCIATES,
                                          a California limited partnership

                                          By: Martin/Bay Center Associates,
                                             a California limited partnership,
                                             its General Partner

                                          By:/s/_EDMUND B. TAYLOR, JR.
                                             Edmund B. Taylor, Jr.
                                             Its General Partner

TENANT:                                   CHIRON CORPORATION,
                                          a Delaware corporation

                                          By:/s/_DENNIS L. WINGER
                                             Dennis L. Winger
                                             Its Sr. Vice President &
                                             Chief Financial Officer